UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 28, 2026 (September 3, 2026)

Mobileye Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41541	88-0666433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

c/o Mobileye B.V.

Har Hotzvim, 1 Shlomo Momo HaLevi Street

Jerusalem 9777015, Israel

(Address of principal executive offices and zip code)

+972-2-541-7333

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A`

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.01 Par Value)	MBLY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Mobileye Global Inc. (the “Company”) with the Securities and Exchange Commission on September 10, 2026 (the “Original Form 8-K”). As disclosed in the Original Form 8-K, on September 3, 2026, Nimrod Nehushtan transitioned from his position as the Company’s Executive Vice President Business Development & Strategy to a part-time role focused on corporate strategy. The Original Form 8-K also disclosed that, as of the date thereof, Mr. Nehushtan’s existing compensation arrangements had not been modified in connection with that transition.

On October 28, 2026, Mobileye Vision Technologies Ltd, a subsidiary of the Company (“Mobileye Vision”), and Mr. Nehushtan entered into an amendment to his employment agreement and the Company and Mr. Nehushtan entered into an amendment to certain of his outstanding restricted stock unit agreements, in each case in connection with his transitioned role. This Amendment is being filed to report such arrangements under Item 5.02(e) of Form 8-K. Except as expressly set forth herein, the Original Form 8-K remains unchanged.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously reported, on September 3, 2026, Mr. Nehushtan and the Company agreed that Mr. Nehushtan would transition from his role as Executive Vice President Business Development & Strategy to a part-time role with the Company focused on corporate strategy.

(e) On October 28, 2026, Mr. Nehushtan and Mobileye Vision entered into an amendment to Mr. Nehushtan’s employment agreement (the “Employment Amendment”), effective November 1, 2026. Pursuant to the Employment Amendment:

•	Mr. Nehushtan’s title will be Executive Vice President Corporate Strategy and his scope of employment will be reduced to 20% of a full-time position.

•	Mr. Nehushtan’s monthly compensation will be NIS 50,000. Certain employment-related benefits and entitlements will be adjusted to reflect his reduced scope of employment. The Company will continue to make pension, severance and other applicable benefit contributions based on his adjusted compensation.

On October 28, 2026, the Company and Mr. Nehushtan also entered into an amendment to his restricted stock unit agreements relating to awards granted on July 10, 2024, July 10, 2025 and July 10, 2026 (the “RSU Amendment”), effective November 1, 2026. Pursuant to the RSU Amendment, if the Company or one of its subsidiaries terminates Mr. Nehushtan’s employment without Cause (as defined in the RSU Amendment) prior to July 10, 2027 and he executes a release of claims meeting the requirements specified therein, any unvested restricted stock units scheduled to vest on or before July 10, 2027 will accelerate and become vested as of the date of termination.

The foregoing descriptions of the Employment Amendment and the RSU Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1†**	Amendment to Employment Agreement, dated October 28, 2026, by and between Mobileye Vision and Nimrod Nehushtan

10.2†	Amendment to Restricted Share Unit Agreement, dated October 28, 2026, between the Company and Nimrod Nehushtan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Management contract or compensatory plan or arrangement.
** Certain personal information has been omitted pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mobileye Global Inc.

Date: October 29, 2026	By:	/s/ Prof. Amnon Shashua
Prof. Amnon Shashua
President and Chief Executive Officer